UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 10, 2011
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification No.)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 8.01 Other Events	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of President of Omneon at Harmonic Inc.
On January 13, 2011, Harmonic Inc. (“Harmonic” or the “Company”) announced that Suresh Vasudevan, the Company’s President of Omneon at Harmonic, had informed the Company, on January 10, 2011, that he was resigning from the Company. His resignation will be effective February 1, 2011.
Item 8.01 Other Events.
On January 13, 2011, Harmonic also announced that Mark Carrington, who had been serving as Vice President of Sales for the Harmonic-branded product sales, will be assuming the role of Vice President of Worldwide Sales. In this role, Mr. Carrington will be responsible for the entire sales organization and the complete product line. Mr. Carrington brings to this position many years of sales leadership experience, having previously served as Vice President of Sales and Services for DiviCom, along with having held senior sales positions at IBM.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date:	January 13, 2011

By:	/s/ Carolyn V. Aver

Carolyn V. Aver
Chief Financial Officer

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